Exhibit 10.1
AMENDMENT NO. 2

(Amended and Restated Credit Agreement)

This Amendment No. 2 ("Agreement") dated as of April 30, 2009 ("Effective Date") is among Abraxas Energy Partners, L.P., a Delaware limited partnership ("Borrower"), the lenders party to the Credit Agreement described below from time to time as Lenders, and Société Générale, as Administrative Agent (in such capacity, the "Administrative Agent") and as Issuing Lender (in such capacity, the "Issuing Lender").

RECITALS

A.                      The Borrower, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of January 31, 2008, as amended by that certain Amendment No. 1 dated as of January 16, 2009 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; each capitalized term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary).

B.                      Contemporaneously herewith, the Borrower, the Subordinated Agent and the Subordinated Lenders (each as defined in the Credit Agreement) propose to make certain amendments to the Subordinated Credit Agreement (as defined in the Credit Agreement) pursuant to that certain Amendment No. 2 dated as of April 30, 2009 (the "Subordinated Credit Agreement Amendment") among the Borrower, the Subordinated Agent and the Subordinated Lenders.

C.                      The Borrower has requested that the Lenders (a) consent to the Subordinated Credit Agreement Amendment, (b) redetermine the amount of the Borrowing Base as provided herein, and (c) make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Terms Defined Above.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

Section 1.2 Other Definitional Provisions. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.

CONSENT

Section 2.1 Consent; Acknowledgment; Agreement.  Subject to the terms of this Amendment, the Administrative Agent and the Lenders hereby consent to the execution and delivery of the Subordinated Credit Agreement Amendment and the terms and conditions thereof.  The consent by the Lenders and by the Administrative Agent described in this Section 2.1 is referred to herein as the "Consent."  The Consent is contingent upon the satisfaction of the conditions precedent described in Article VII below.  The Consent is strictly limited to the extent described herein.  Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consent provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to any provision of the Credit Agreement or any other Loan Document.  The description herein of the Consent is based upon the information provided to the Lenders on or prior to the date hereof, and, to the extent that material information is incorrect or omitted with respect to any activity, event or circumstance that could result in a Default or Event of Default, the Consent shall not be deemed to apply to such activity, event or circumstance.  The failure of the Lenders to give notice to the Borrower of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents pursuant to the terms thereof, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

ARTICLE III.

BORROWING BASE

Section 3.1 Redetermination of Borrowing Base.  Subject to the terms of this Amendment, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $130,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined in accordance with the Credit Agreement.

ARTICLE IV.

AMENDMENTS

Section 4.1 Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)           Each of the following defined terms is deleted in its entirety and replaced with the following:

"Commitment Fee Rate" means a commitment fee rate equal to 0.50% per annum.

"Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the rate of interest equal to the greater of (a) 2% per annum and (b) the interest rate per annum (rounded upward to the nearest whole multiple of

1/100 of 1% per annum) set forth on Reuters Reference LIBOR01 as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that if no such quotation appears on the Reuters Reference LIBOR01, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Société Générale in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Lender that is the Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.

"Maturity Date" means January 31, 2012.

(b)           The following new terms are added in alphabetical order:

"Amendment No. 2" means that certain Amendment No. 2 dated as of April 30, 2009 entered into by the parties hereto which amends this Agreement.

"Amendment No. 2 Effective Date" means April 30, 2009.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Advances or participations in Letter of Credit Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured within three Business Days (or such longer time period accepted by the Borrower and the Administrative Agent), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured within three Business Days (or such longer time period accepted by the Administrative Agent or such other Lender, as applicable), or (c) has, or whose Parent has, been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

"Hedge Termination" means any termination (other than a termination that occurs on the date scheduled for such termination and not as a result of an event of default or other early termination event), cancellation or disposition of any Hedge Contract.

Section 4.2  Section 2.04 of the Credit Agreement is hereby amended by adding the following new subsection (c) to the end thereof:

(c)           In the event of a Defaulting Lender, the Borrower, at the Borrower's election may elect to terminate such Defaulting Lender's Commitment hereunder; provided that (i) such termination must be of the Defaulting Lender's entire Commitment, (ii) the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender under this Agreement and under the other Loan Documents (including principal of and interest on the Advances owed to such Defaulting Lender, accrued commitment fees, and letter of credit fees but specifically excluding any amounts owing under Section 2.12 as result of such payment of Advances) and shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender's ratable share of the Letter of Credit Exposure, and (iii) a Defaulting Lender’s Commitment may be terminated by the Borrower under this Section 2.04(c) if and only if at such time, the Borrower has elected, or is then electing, to terminate the

Commitments of all then existing Defaulting Lenders.  Upon written notice to the Defaulting Lender and Administrative Agent of the Borrower's election to terminate a Defaulting Lender's Commitment pursuant to this clause (c) and the payment and deposit of amounts required to be made by the Borrower under clause (ii) above, (A) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender's rights under Sections 2.13, 2.14, and 9.05 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (B) such Defaulting Lender's Commitment shall be deemed terminated, and (C) such Defaulting Lender shall be relieved of its obligations hereunder.

Section 4.3 Section 2.07 of the Credit Agreement is hereby amended by (a) deleting "and" at the end of clause (v), (b) deleting the period at the end of clause (vi) and replacing it with "; or", and (c) inserting the following new clause (vii) to the end thereof:

(vii)           a default of any Lender’s obligations to fund under Section 2.07(d) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender's credit risk with respect to such Lender.

Section 4.4 Section 2.07 of the Credit Agreement is hereby amended by adding the following new subsection (j) to the end thereof:

(j)           Defaulting Lender.  If at any time a Defaulting Lender exists hereunder, then, at the request of the Issuing Lender, the Borrower shall deposit funds with Administrative Agent into the Cash Collateral Account an amount equal to such Defaulting Lender's pro rata share of the Letter of Credit Exposure.  So long as (a) such Defaulting Lender's Commitment is terminated in accordance with Section 2.04(c) or such Defaulting Lender is replaced in accordance with Section 2.15, and (b) no Default or Event of Default exists, the Administrative Agent shall release to the Borrower, at the Borrower's written request, any amounts held in the Cash Collateral Account that are attributable to such Defaulting Lender's pro rata share of the Letter of Credit Exposure.

Section 4.5 The first sentence of Section 2.08(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Commitment a commitment fee at a per annum rate equal to the Commitment Fee Rate on the average daily Unused Commitment Amount of such Lender, from the date of this Agreement until the Commitment Termination Date; provided that no such commitment fee shall accrue on the Unused Commitment Amount of any Defaulting Lender during the period such Lender remains a Defaulting Lender.

Section 4.6 The first sentence of Section 2.11 of the Credit Agreement is hereby amended by inserting "(other than as a result of a termination of a Defaulting Lender's Commitment under Section 2.04(c))" immediately after the phrase "If any Lender shall, by exercising any right of setoff or counterclaim or otherwise"

Section 4.7 Article II of the Credit Agreement is hereby amended by adding the following new Section 2.15 to the end thereof:

Section 2.15 Replacement of Defaulting Lenders.  If any Lender becomes a Defaulting Lender, then (A) the Administrative Agent, upon notice to the Defaulting Lender and the Borrower, or (B) the Borrower, upon notice to the Defaulting Lender and the Administrative Agent and at the Borrower's sole cost and expense, may require such Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.08), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, in any event:

(a)           as to assignments requested by the Borrower, the Borrower shall have paid to the Administrative Agent the processing and recording fee specified in Section 9.08;

(b)           such Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in outstanding Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (but specifically excluding any amounts owing under Section 2.12 as result of such payment of Advances) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and

(c)           such assignment does not conflict with applicable Legal Requirements.

Solely for purposes of effecting the assignment required for a Defaulting Lender under this Section 2.15 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender was a Defaulting Lender, and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.  In lieu of the Borrower or the Administrative Agent replacing a Defaulting Lender as provided in this Section 2.15, the Borrower may terminate such Defaulting Lender's Commitment as provided in Section 2.04.

Section 4.8 Section 5.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 5.12  Hedging Arrangements.  The Borrower shall maintain in effect all of the Hydrocarbon Hedge Agreements required to be established on (a) the Closing Date pursuant to Section 3.01(p) and (b) the Amendment No. 2 Effective Date pursuant to Section 7.3 of Amendment No. 2.

Section 4.9 Section 6.04(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)           The Borrower shall not, nor shall it permit any of its Subsidiaries to enter into or effect a Disposition of any of its Properties or to effect a Hedge Termination other than: (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the Disposition of equipment that is

(A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable use, (iii) Farmouts of undeveloped acreage and assignments in connection with such Farmouts, (iv) Dispositions of Oil and Gas Properties or any interest therein or Subsidiaries owning Oil and Gas Properties and/or Hedge Terminations not otherwise prohibited under Section 5.12; provided that (A) 100% of the consideration received in respect of such Disposition shall be cash, (B) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such Disposition (as reasonably determined by the board of managers or the equivalent governing body of the General Partner and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (C) if and to the extent (1) the fair market value (as determined by the Administrative Agent), individually or in the aggregate, of any such Disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered Engineering Report or (2) the net cash proceeds of any such Hedge Termination, in each case taken together with all other such Dispositions and Hedge Terminations during any period between two successive scheduled determinations of the Borrowing Base, exceeds 5% of the Borrowing Base in effect at the time such Disposition or Hedge Termination is effected, the Borrowing Base shall be reduced, effective immediately upon such Disposition or such Hedge Termination, by an amount equal to the value, if any, assigned such Property as determined by the Required Lenders in the most recently delivered Engineering Report or by the net cash proceeds of any such Hedge Contract, as applicable, and (D) if any such Disposition is of a Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Subsidiary; (v) the sale, release, surrender (in accordance with the terms of the applicable lease) or other disposition of leasehold interests in any Oil and Gas Property to which no Proven Reserves are attributed, (vi) Dispositions of Properties between and among Loan Parties, and (vii) any Disposition of Properties not otherwise permitted by Section 6.04(b) and having a fair market value not to exceed $250,000 during any 12-month period.

Section 4.10  Section 7.01(c)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i) perform or observe any covenant contained in Section 5.02(a), Section 5.06(e), Section 5.12, Section 5.13 or Article VI of this Agreement or Section 5.1 of Amendment No. 2 or

Section 4.11 Section 9.08(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i)except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Advances being assigned at the time owing to it, (B) an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, or (C) an assignment pursuant to Section 2.15, the aggregate amount of the Commitments and Advances of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than $5,000,000.00;

ARTICLE V.

AGREEMENT

Section 5.1 Escrow Arrangement.  Notwithstanding anything to the contrary contained in the Credit Agreement, the parties hereto hereby agree that (a) the Borrower shall deposit cash in an amount equal to the cash distribution scheduled to be made on or about May 15, 2009 attributable to the first quarter of 2009 (the "May 2009 Distribution") into an account established with a Lender (the "Designated Escrow Account"), (b) the Administrative Agent

shall have a first priority, perfected security interest in the Designated Escrow Account on terms and subject to documentation satisfactory to the Administrative Agent in its sole discretion, (c) funds in an amount equal to the May 2009 Distribution shall be held in the Designated Escrow Account until the Subordinated Loan Termination Date, and (d) the Borrower shall not pay the May 2009 Distribution to any of the equity holders of the Borrower until the Subordinated Loan Termination Date has occurred.  The Borrower hereby agrees and acknowledges that during the existence of any Event of Default, the Administrative Agent may apply any funds held in the Designated Escrow Account to the Obligations in any order determined by the Administrative Agent.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties.  The Borrower represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of  the Borrower and have been duly authorized by appropriate partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower's obligations under the Loan Documents.

ARTICLE VII.

CONDITIONS

This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

Section 7.1 Documentation.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders.

Section 7.2 Subordinated Credit Agreement Amendment.  The Administrative Agent shall have received true and correct copies of the fully-executed Subordinated Credit Agreement Amendment and such agreement shall have become effective.

Section 7.3 Hydrocarbon Hedge Agreements.  The Borrower shall have entered into Hydrocarbon Hedge Agreements covering at least 60% of the production volumes of crude oil and natural gas, calculated separately, attributable to Proven Reserves categorized as "proved, developing and producing" estimated to be produced by the Borrower during the calendar year 2012, as shown on the most recently delivered Independent Engineering Report (or such separate or supplemental reserve data or other information acceptable to the Administrative Agent in its sole discretion).

Section 7.4 No Default.  No Default shall have occurred and be continuing as of the Effective Date.

Section 7.5 Representations.  The representations and warranties in this Agreement shall be true and correct in all material respects.

Section 7.6 Fees and Expenses.  The Borrower shall have paid (a) an amendment fee in the amount of $325,000 to the Administrative Agent for the pro rata account of the Lenders and (b) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 Effect on Loan Documents; Acknowledgments.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent and amendment granted hereunder.

(d)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

      Section 8.2 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 8.3Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower, the Administrative Agent, the Issuing Lender and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 8.4 Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 8.5 Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.

Section 8.6 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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